DRC Partners, LLC

PO Box 311  • Pennington, NJ 08534 USA  • Tel. 1.609.433.6711

May 24, 2012

Valor Gold Corp.
Attn:  Art Ledger

Thank you for taking the time to review my suggestions regarding the services DRC Partners, LLC (Consultant) can provide to Valor Gold Corp. (Company) to help achieve its investor relations objectives.   We are excited at the opportunity to assist The Company in your continued efforts to increase shareholder value. The following is a proposal for our provision of services to the Company. Upon its counter-execution by the Company, it shall be binding upon both parties.  The provisions of “Confidentiality & Trading Restrictions” shall survive the termination of this Agreement.

Consultant shall arrange private meetings in the following cities, subject to the Company’s prior  approval.

➢	New Jersey (various cities)
➢	Philadelphia
➢	Baltimore
➢	Denver
➢	Memphis
➢	South Florida (various cities)
➢	Chicago
➢	Minneapolis
➢	Atlanta
➢	Las Vegas
➢	Boston
➢	Los Angeles
➢	Portland
➢	Dallas
➢	Houston

NOTE:  Private meetings will be arranged in some of the cities mentioned based on coordinating schedules. The above list is a portion of the cities we can arrange meetings. The final schedule will be determined based on the availability of all parties.

DRC PARTNERS, LLC - PRINCETON ● MEMPHIS

Investor Relations Services.

During the term of this Agreement, Service Provider will provide those services customarily provided by an investor relations firm to a public company, including, but not limited to, the following (the “Services”):

(i)           Develop with the assistance of the Company a marketing plan directed at informing the investing public as to the business of the Company;
(ii)           Develop with the assistance of the Company corporate identity materials and investor communications materials including but not limited to a corporate profile, Powerpoint presentations and corporate fact sheets.
(iii)           Aid and assist the Company in the Company’s efforts to secure “market makers” which will trade the Company’s stock to the public by providing such information as may be required;
(iv)           Respond to various investor, potential investor, and broker inquiries;
(v)           Assist in the review and dissemination of press releases and stockholder communications as appropriate;
(vi)           Aid and consult with the Company in the preparation and dissemination of  “due diligence” packages requested by and furnished to FINRA registered broker/dealers, the investing public, and/or other institutional and/or fund managers requesting such information from the Company, as appropriate;
(vii)           Notify the Company of articles or releases, in the press regarding the Company and its affiliates or its business and/or issues generally related to the Company which are known to exist by the Consultant
(viii)           As agreed by both parties, conduct or attend conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences;
(ix)           Arrange relevant conference calls, meetings, and events designed to aid in the Company’s investor relations;
(x)           Aid in updating the company website with regards to its investor section. Consultant will be listed on the Company's press releases and website as the Investor Contact.  A company email address will be issued to DRC Partners for this purpose.
(xi)           Consultant will communicate with the Company's existing shareholders and must have an accurate list of shareholders provided and updated monthly by the Company.

Terms:

➢	$10,000 cash and 100,000 restricted shares per month beginning May 24, 2012 and ending November 24, 2012. Shares will be due and dated by the 25th day of each month.
➢	The company shall reimburse Consultant for all out-of-pocket expenses directly attributed to services rendered.
➢
Consultant will indemnify, hold harmless and advance costs relating to any claim arising against the Company, and/or any officer, director or shareholder of the Company or any affiliate of the Company, arising out of or connected with the Consultant’s services under this Agreement.

➢	This Agreement shall be governed by the laws of the state of New York.

DRC PARTNERS, LLC - PRINCETON ● MEMPHIS

Confidentiality & Trading Restrictions:

➢
The Consultant agrees not to disclose or communicate any Material Non-Public  Information regarding the Company to any other person. The Consultant further agrees to advise its Representatives who are informed of the matters, which are the subject of this agreement of the foregoing obligation. “Material Non-Public Information” is any information, which a reasonable investor might consider important in deciding whether to buy, sell or hold securities or that could affect the market price of the securities.  Information is considered to be “non-public” unless it has been publicly disclosed. The Consultant further acknowledges and agrees that it remains individually responsible for compliance with any and all U.S. federal and state securities laws, including, without limitation, Regulation FD.

➢
Consultant hereby unconditionally agrees that it shall not, directly or indirectly purchase or sell the Company’s securities while in the possession of Material Non-Public Information concerning the Company.

Representation and Warranty of Consultant:

➢
Consultant (on its own behalf and on behalf of any and all related parties, affiliates, owners, members, employees, officers, and directors) agrees it (and such persons) will comply with all laws, rules and regulations related to the activities on behalf of the Company contemplated pursuant to this Agreement.  Consultant shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which Consultant may be reasonably deemed to be giving advice or making a recommendation that Consultant has been compensated for its services and received stock of the Company (directly or indirectly) specifically referencing Company by name and the number of shares received (directly or indirectly) and will profit from its promotional activities for Company, including the number of shares and whether it has or will be making sales during any period. Consultant agrees that it will not conceal at any time if it will, directly or indirectly, be selling shares while promoting the stock and recommending that investors purchase the stock of Company.  Consultant covenants and agrees that it will at all times engage in acts, practices and courses of business that comply with Section 17(a) and (b) of the Securities Act of 1933, as amended, as well as Section 10(b) of the Securities Exchange Act of 1934, as amended, and has adopted policies and procedures adequate to assure all of Consultant’s personnel are aware of the limitation on their activities, and the disclosure obligations, imposed by such laws and the rules and regulations promulgated thereunder.  Consultant is aware that the federal securities laws restrict trading in the Company securities while in possession of material non-public information concerning the Company as well as the Requirements of Regulation FD that prohibit communications of material non public information, and the requirements thereof in the event of an unintentional or inadvertent non public disclosure.  Consultant agrees to immediately inform Company in the event that an actual or potential Regulation FD disclosure has occurred and assist counsel in the method by which corrective steps should be taken.  Company acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Consultant or any of its affiliates,  that Consultant will refrain from trading in the Company’s securities while he or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

DRC PARTNERS, LLC - PRINCETON ● MEMPHIS

ACKNOWLEDGED & AGREED:

_______________________________
Art Ledger
Valor Gold Corp.

Date:  __________________________

_______________________________
Ross DiMaggio – Principal
DRC Partners, LLC

Date:  __________________________

DRC PARTNERS, LLC - PRINCETON ● MEMPHIS

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